UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF FLORIDA
Fort Lauderdale Division
www.flsb.uscourts.gov

In re:

SMF ENERGY CORPORATION
H&W PETROLEUM COMPANY, INC.
SMF SERVICES, INC.
STREICHER REALTY, INC.

Debtors.
_______________________________/

Chapter 11

Case No. 12-19084-BKC-RBR
Case No. 12-19085-BKC-RBR
Case No. 12-19086-BKC-RBR
Case No. 12-19087-BKC-RBR

(Jointly Administered Under Case No. 12-19084-BKC-RBR)

NOTICE OF OCCURRENCE OF EFFECTIVE DATE OF DEBTORS' AMENDED JOINT PLAN OF LIQUIDATION, AS MODIFIED, UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PLEASE TAKE NOTICE that on **December 14, 2012** (the "Confirmation Date"), the United States Bankruptcy Court for the Southern District of Florida entered its *Order (I) Granting Emergency Motion To Modify Debtors' Amended Joint Plan Of Liquidation; And (Ii) Confirming The Debtors' Amended Joint Plan Of Liquidation Dated October 16, 2012, As Modified* [639] (the "Confirmation Order") in the above-captioned chapter 11 cases confirming the *Debtors Amended Joint Plan of Liquidation* dated October 16, 2012 [D.E. 549], as modified in the *Emergency Motion to Modify Debtors' Amended Joint Plan of Liquidation* [D.E. 626] (the "Motion to Modify") and on the record at the Confirmation Hearing (collectively, the "Plan")[1] proposed by SMF Energy Corporation, H&W Petroleum Company, Inc., SMF Services, Inc., and Streicher Realty, Inc., as jointly administered debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors" or the "Company").

[1] All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Plan.

PLEASE TAKE FURTHER NOTICE that on Friday, December 28, 2012, all conditions to the occurrence of the Effective Date were satisfied or waived. In connection therewith, on December 28, 2012, the Debtors and the Liquidating Trustee, Soneet R. Kapila, consummated the Plan. As a result, the Effective Date of the Plan is **December 28, 2012.**

Dated this 3rd day of January, 2013.

Respectfully submitted,

GENOVESE JOBLOVE & BATTISTA, P.A.
Attorneys for Debtors-in-Possession
100 Southeast Second Street, Suite 4400
Miami, Florida 33131
Telephone: (305) 349-2300
Facsimile : (305) 349-2310

By: /s/*Mariaelena Gayo-Guitian*
Mariaelena Gayo-Guitian, Esq.
Fla. Bar No. 0813818
mguitian@gjb-law.com
Paul J. Battista, Esq.
Florida Bar No. 884162
pbattista@gjb-law.com